EXHIBIT 99.1

Just Energy Announces Conclusion of Sales and Investment Solicitation Process, and Intention to Proceed with Stalking Horse Transaction

TORONTO, Oct. 17, 2022 (GLOBE NEWSWIRE) -- Just Energy Group Inc. (“Just Energy” or the “Company”) (NEX:JE.H; OTC:JENGQ), a retail provider specializing in electricity and natural gas commodities and bringing energy efficient solutions and renewable energy options to customers, today announced that the previously announced sales and investment solicitation process (the “SISP”) has concluded and the previously announced transaction (the “Stalking Horse Transaction”) contemplated by the stalking horse transaction agreement entered into on August 4, 2022 (as amended from time to time, the “Stalking Horse Transaction Agreement”) among Just Energy and the lenders under the Company’s debtor-in-possession financing facility, one of their affiliates and the holder of certain assigned secured claims (collectively, the “Stalking Horse Purchaser”) was the successful bid pursuant to the SISP. No bids meeting the criteria prescribed by the SISP were submitted by the deadline of October 13, 2022.

Just Energy and certain of its affiliates (collectively, the “Just Energy Entities”) intend to file a motion in their proceedings under the Companies’ Creditors Arrangement Act (the “CCAA”) before the Ontario Superior Court of Justice (Commercial List) (the “Court”) for an Order (the “Vesting Order”) that, among other things, approves the transactions provided for under the Stalking Horse Transaction Agreement, which is described further below. The Just Energy Entities also intend to seek recognition in the U.S. of the Vesting Order in their Chapter 15 case in the Bankruptcy Court of the Southern District of Texas, Houston Division (the “U.S. Court”) on December 1, 2022.

Subject to the granting of the Vesting Order at the motion scheduled for November 2, 2022 and the satisfaction or waiver of the other conditions to closing, upon the closing of the Stalking Horse Transaction, the Stalking Horse Purchaser will own all of the outstanding equity of Just Energy (U.S.) Corp., which will be the new parent company of all of the Just Energy Entities (other than those excluded pursuant to the terms of the Stalking Horse Transaction Agreement), including the Company, and the Just Energy Entities will continue their business and operations as a going concern. All currently outstanding shares, options and other equity of Just Energy will be cancelled or redeemed for no consideration and without any vote or other action of the existing shareholders.

Key terms of the Stalking Horse Transaction include:

  the purchase price payable pursuant to the Stalking Horse Transaction is (i) cash in the amount of approximately US$184.9 million, plus up to an additional C$10 million solely in the event that additional amounts are required to make applicable payments pursuant to the Stalking Horse Transaction Agreement; plus (ii) a credit bid of approximately US$230 million plus accrued interest of secured claims assigned to the Stalking Horse Purchaser; plus (iii) the assumption of Assumed Liabilities (as defined below), including up to CAD$10 million owing under the Company’s first lien credit facility (the “Credit Facility Remaining Debt”) that may remain outstanding under an amended and restated credit agreement.
  applicable post-filing claims, the Credit Facility Remaining Debt, claims by energy regulators, and certain other liabilities enumerated in the Stalking Horse Transaction Agreement (“Assumed Liabilities”) will continue to be liabilities of the Just Energy Entities following consummation of the Stalking Horse Transaction.
  excluded liabilities and excluded assets of the Just Energy Entities will be discharged from the Just Energy Entities pursuant to the Vesting Order.

The consummation of the Stalking Horse Transaction is subject to satisfaction or waiver of a number of conditions precedent set forth in the Stalking Horse Transaction Agreement including, among other things, receipt of all required regulatory approvals, the Court granting the Vesting Order and the recognition of such Vesting Order by the U.S. Court. The outside date for completion of the Stalking Horse Transaction is December 14, 2022, subject to extension in certain circumstances set forth in the Stalking Horse Transaction Agreement.

Under the Stalking Horse Transaction, no amounts will be available for distribution to the Just Energy Entities’ general unsecured creditors, including the holders of Just Energy’s USD $205.9 million term loan (“Term Loan”) and the holders of Just Energy’s 7.0% subordinated notes (“Notes”) due September 15, 2026, unless expressly classified as “Assumed Liabilities” pursuant to the Stalking Horse Transaction Agreement. Liabilities that will not be retained, including the Term Loan and the Notes, will be transferred to newly formed corporations (the “ResidualCos”), along with excluded assets, under the Stalking Horse Transaction Agreement. The Company expects that there will not be any recoveries available from the ResidualCos.

Just Energy will be requesting that the Court order that no meeting of the shareholders or other holders of equity claims in the Just Energy Entities is required in respect of the transactions and accordingly, there is no requirement to send any disclosure document related to the transaction to such holders.

Implementation of the Stalking Horse Transaction is subject to a condition that Just Energy and the other Just Energy Entities will have ceased to be a reporting issuer under any Canadian or U.S. securities laws, and that no Just Energy Entity will become a reporting issuer under any Canadian or U.S. securities laws as a result of completion of the transaction. In connection with the completion of the Stalking Horse Transaction, the Company intends to: (i) apply for an order from Canadian securities administrators that it will cease to be a reporting issuer under Canadian securities laws immediately prior to the effective date of the transaction; and (ii) file to suspend its reporting obligations under U.S. securities laws. Additionally, the Company intends to submit an application to de-list its common shares from trading on the NEX on or before the closing of the Stalking Horse Transaction. The Company’s common shares are also quoted on the OTC Pink Sheets. Concurrent with the delisting from the NEX, the Company expects that the common shares will be delisted from OTC Pink Sheets.

FURTHER INFORMATION

The above descriptions are summaries only and are subject to the terms of the Stalking Horse Transaction Agreement, a copy of which is available on the Monitor’s website and on the SEDAR website at www.sedar.com, on the U.S. Securities and Exchange Commission’s website at www.sec.gov and on Just Energy’s website at https://investors.justenergy.com/.

Just Energy’s legal advisors in connection with the CCAA and Chapter 15 proceedings and proposed SISP are Osler, Hoskin & Harcourt LLP and Kirkland & Ellis LLP. The Company’s financial advisor is BMO Capital Markets.

Further information regarding Just Energy’s CCAA proceedings is available at the Monitor’s website at http://cfcanada.fticonsulting.com/justenergy/ and at the Omni Agent Solutions case website at https://cases.omniagentsolutions.com/?clientId=3600. Information about Just Energy’s CCAA proceedings generally can also be obtained by contacting the Monitor by phone at 416-649-8127 or 1-844-669-6340, or by email at justenergy@fticonsulting.com.

About Just Energy Group Inc.

Just Energy is a retail energy provider specializing in electricity and natural gas commodities and bringing energy efficient solutions, carbon offsets and renewable energy options to customers. Currently operating in the United States and Canada, Just Energy serves residential and commercial customers. Just Energy is the parent company of Amigo Energy, Filter Group, Hudson Energy, Interactive Energy Group, Tara Energy, and Terrapass. Visit https://investors.justenergy.com/ to learn more.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including statements with respect to timing for court approvals, applications to cease to be a reporting issuer and delist from exchanges and the anticipated timing to close the Stalking Horse Transaction. These statements are based on current expectations that involve several risks and uncertainties which could cause actual results to differ from those anticipated. These risks include consummation of the Stalking Horse Transaction and the anticipated results thereof; the timing for applications to the Court for required approvals; satisfaction of the conditions precedent to consummation of the Stalking Horse Transaction, including approval thereof by the Court and the U.S. Court and receipt of all required regulatory approvals; the ability of the Just Energy Entities to continue as a going concern following consummation of the Stalking Horse Transaction; the outcome of any potential litigation with respect to the February 2021 extreme weather event in Texas, the outcome of any invoice dispute with the Electric Reliability Council of Texas, Inc.; the impact of the COVID-19 pandemic on the Company’s business, operations and sales; the Company’s ability to access sufficient capital to provide liquidity to manage its cash flow requirements; general economic, business and market conditions; the ability of management to execute its business plan; levels of customer natural gas and electricity consumption; extreme weather conditions; rates of customer additions and renewals; customer credit risk; rates of customer attrition; fluctuations in natural gas and electricity prices; interest and exchange rates; actions taken by governmental authorities including energy marketing regulation; increases in taxes and changes in government regulations and incentive programs; changes in regulatory regimes; results of litigation and decisions by regulatory authorities; competition; and dependence on certain suppliers. Additional information on these and other factors that could affect Just Energy’s operations or financial results are included in Just Energy’s Form 10K and other reports on file with the U.S. Securities and Exchange Commission which can be accessed at www.sec.gov and with the Canadian securities regulatory authorities which can be accessed through the SEDAR website at www.sedar.com or through Just Energy’s website at investors.justenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Investors
Michael Cummings
Alpha IR
Phone: (905) 670-4440
JE@alpha-ir.com

Michael Carter
Just Energy, Chief Financial Officer
Phone: 905-670-4440
pr@justenergy.com

Court-appointed Monitor
FTI Consulting Canada Inc.
Phone: 416-649-8127 or 1-844-669-6340
justenergy@fticonsulting.com

Media
Boyd Erman
Longview Communications
Phone: 416-649-8007
berman@longviewcomms.ca

Source: Just Energy Group Inc.